AMENDED AND RESTATED
CONVERTIBLE NOTE AND SECURITY AGREEMENT

Date: July 20, 2005	$338,039.87

        THIS AMENDED AND RESTATED CONVERTIBLE NOTE AND SECURITY AGREEMENT (the “Note”) is dated this 20th day of July, 2005 (the “Restatement Date”) between MACC PRIVATE EQUITIES INC., a Delaware corporation (the “Company”), and GEOFFREY T. WOOLLEY, an individual (“Woolley” or the “Holder”).

PRELIMINARY STATEMENT

        A.        The Company and Holder entered into that Convertible Note and Security Agreement on March 1, 2004 (the “Original Note”), and the Company has since borrowed from Holder three hundred and five thousand dollars ($305,000.00) under the terms of the Original Note, and such principal has accrued $33,039.87 in interest through the Restatement Date (the “Accrued Interest”).

        B.        The Company’s obligations to Holder under the Original Note are: (i) supported by that Letter Agreement Regarding Subsidiary Support dated March 1, 2004 (the “Letter Agreement”) from the Company’s subsidiary, MorAmerica Capital Corporation (“MorAmerica”) in favor of Holder, and (ii) secured in part by that Guaranty dated March 1, 2004 made by Atlas Management Partners, L.L.C. (“Atlas”) in favor of Holder (the “Guaranty”).

        C.        The Company and Holder wish to now amend and restate the terms of the Original Note, cancel the Original Note, and replace the Original Note with this Note, subject to the effectiveness of the Amended Letter Agreement (defined below), and without modifying either of the Letter Agreement or the Guaranty.

        NOW, THEREFORE, in consideration of the Total Principal (as defined below) owing by Company to Holder and of the terms contained herein, the parties agree as follows:

1.     Cancellation of the Original Note. The Holder agrees to cancel the Original Note as of the Restatement Date and has delivered the Original Note to Company, marked as “cancelled”.

2.     Company’s Total Indebtedness. For value received, Company hereby promises to pay to the order of Holder according to the terms set forth below, as the holder of this Note, on or before December 31, 2007 (the “Maturity Date”): (i) (A) the principal sum of THREE HUNDRED THIRTY-EIGHT THOUSAND THIRTY-NINE AND 87/100 DOLLARS ($338,039.87), and (B) the Accrued Interest (with (A) and (B) together, the “Principal”), and (ii) interest on the unpaid Principal outstanding from time to time at a rate equal to 9.0% per annum (the “Interest; with the Interest and the Principal together, the “Total Indebtedness”). The total charges for interest and other charges in the nature of interest, reserved, charged or taken hereunder or under any other loan documents executed in connection herewith shall not exceed the maximum amount allowed by applicable law, or any greater amount that may be charged under any amendments to applicable law, and any excess portion of such sums that may have been reserved, charged, or taken shall be refunded to the Company, or any parties liable for the payment of the indebtedness evidenced by this Note. Such refund may be made by application of the excess portion against the sums due hereunder, but such crediting shall not cure or waive a default.

3.     Payment Terms. The Company may pre-pay all or part of any unpaid Principal at any time without penalty or restriction, provided that 10 business days advance written notice is provided. The Total Indebtedness shall be due and payable on the Maturity Date.

4.     Conversion.

(a)	This Note may be converted, in whole or in part, into the number of shares of Common Stock of the Company as is obtained by dividing (i) the unpaid Total Indebtedness as of the Conversion Date (as defined below) the Holder wishes to convert, by (ii) $2.50 (the current market value of the Company’s Common Stock at the close of business on July 20, 2005) (the “Conversion Price”).

(b)	Written notice of conversion (the “Conversion Request”) shall be delivered to the Company by the Holder specifying a date no less than sixty-one (61) days after the date such notice is given on which this Note is to be converted into Common Stock of the Company (the “Conversion Date”). The Conversion Request shall be delivered to the Company at the address provided in Section 17 below or, if no such address appears or is given, at the place where the principal executive office of the Company is located. In addition to specifying the Conversion Date, the Conversion Request shall specify the amount of the Total Indebtedness to be converted. On the Conversion Date, the Holder shall surrender this Note to the Company in exchange for the Common Stock of the Company as provided herein, in the manner and at the place designated by the Company.

(c)	As soon as practicable after the Conversion Date, the Company shall issue and deliver to Holder, upon surrender of the Note, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of the Note in accordance with the provisions hereof, and (ii) a check or cash in respect of any fraction of a share as provided in Section 1(d) hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and as of the Conversion Date the Note (to the extent of principal repaid) shall be deemed cancelled and the Note (or the amount of principal repaid, if less than all) shall cease to accrue Interest, and Holder shall be deemed to have become a shareholder of record; provided, however, that, in the event the Conversion Date falls on a date when the Company’s securities transfer books are closed, Holder shall not be deemed to be a record holder of the Company’s Common Stock for any purpose until the close of business on the next succeeding day on which the Company’s securities transfer books shall be open. In the event of a partial conversion, the Company shall issue to Holder on the Conversion Date a new Note in the principal amount of unconverted Total Indebtedness.

(d)	No fractional shares of Common Stock shall be issued upon conversion of this Note, but an adjustment in check or cash will be made in respect of any fraction of a share which would otherwise be issuable upon conversion of the Note.

(e)	The Company will at all times reserve from its authorized but unissued shares a sufficient number of shares to provide for conversion of this Note.

(f)	The Holder represents, warrants, and covenants to the Company that he is acquiring this Note and any shares of Common Stock issuable upon conversion of this Note as an investment for his own account, and not for resale. The Holder further understands that the transferability of this Note and the shares of Common Stock that may be issued upon conversion of this Note is limited and that it is not anticipated that there will be any public market for this Note or for the shares of Common Stock that may be issued upon conversion of this Note, and that it may not be possible to sell or dispose of this Note or any shares of Common Stock that may be issued upon conversion of this Note. The Holder further acknowledges that neither this Note nor the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and that a legend will be placed on the certificates representing any shares of Common Stock that may be issued upon conversion of this Note in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE “LAW”). SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND QUALIFICATION UNDER THE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR OFFER.

5.     Adjustment of Conversion Price.

(a)	In case the Company shall, prior to the Conversion Date, (i) declare a dividend of Common Stock on its Common Stock, (ii) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or (iii) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the number of shares of Common Stock issuable upon conversion of this Note immediately prior to any such event shall be adjusted proportionately so that thereafter Holder shall be entitled to receive upon conversion of this Note the number of shares of Common Stock which Holder would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value, if any, of the shares issuable upon conversion. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)	If, prior to the Conversion Date, the Company at any time consolidates or merges with or into or is otherwise acquired by another corporation (other than a merger, consolidation or acquisition in which the Company is the surviving corporation), Holder will thereafter be entitled to receive, upon conversion of this Note, the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the conversion hereof would have been entitled upon such consolidation, merger or acquisition, and the Company shall take such steps in connection with such consolidation, merger or acquisition as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note.

(c)	In case the Company proposes to take any action referred to in Sections 5 (a) and (b) above, then the Company shall cause notice thereof, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment, to be mailed to Holder of this Note, at such Holder’s address, at least ten (10) days prior to the date on which the transfer books of the Company shall close or a record be taken for such stock dividend or the date when such reclassification, consolidation, merger or acquisition shall be effective, as the case may be.

6.     Security for Obligations. This Note evidences the payment and performance of all indebtedness (including the Total Indebtedness), liabilities and obligations of the Company to Holder now existing or hereafter created or arising under this Note, any additional indebtedness that may be extended to the Company pursuant to any restructuring or refinancing of the Company’s indebtedness under this Note, and including any post-petition interest accruing during bankruptcy, reorganization or other similar proceeding, and any and all costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by the Holder in enforcing any of its rights under this Note (all such indebtedness, liabilities and obligations of the Company being collectively referred to herein as the “Secured Obligations”). As security for payment of the Secured Obligations, the Company hereby pledges to Holder and grants a security interest to Holder in all of the Company’s now existing or hereafter arising Depository Accounts (the “Collateral”). For purposes of this Note, the term “Depository Accounts” shall have the meaning set forth in the Uniform Commercial Code as adopted by the State of Delaware, as amended from time to time (the “UCC”). In addition, it is a condition of Holder’s obligations hereunder that both the Letter Agreement and the Guaranty continue in full force and effect after the Restatement Date.

7.     Ledger Account.Holder shall maintain a ledger account showing all payments made on the Total Indebtedness. Copies of such account shall be furnished to the Company promptly upon request. Such account shall be conclusively presumed to be correct unless the Company shall object thereto within seven (7) days after each copy has been furnished to the Company.

8.     Waivers. The Company hereby waives any and all existing and future claims, defenses, set-offs and counterclaims that would diminish or defeat the Company’s obligation to make payments due under this Note or other sums due hereunder, and the Company hereby expressly agrees not to assert against Holder any claims, defenses, set-offs or counterclaims it may now or in the future have against the Company’s obligations under this Note, it being the Company’s intention that all payments and other amounts due required hereunder shall be paid without regard to or the existence of any claims, defenses, set-offs and counterclaims by the Company against Holder.

9.     Representations and Warranties.

        The Company hereby represents and warrants that:

(a)	It is a corporation duly organized and in good standing in the State of Delaware.

(b)	It has good title to and lawful right to pledge the Collateral in accordance herewith.

(c)	There are no liens, encumbrances or assignments affecting said Collateral, except for the security interest held by Holder pursuant to this Note. The Company will own all after-acquired Collateral, free and clear of any lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Holder. None of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor. The Company has control of the Collateral.

(d)	This Note is the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor’s rights generally.

(e)	Execution and delivery of this Note has been duly authorized by all necessary corporate action, and such document has been executed by its duly authorized officers.

10.        Further Assurances; Covenants. The Company hereby covenants and agrees to the following:

(a)	The Company shall pay the amounts due and comply with all conditions required under this Note at the times and in the manner herein provided, and shall pay when due all sums secured hereby and shall perform (as and when such performance is required) each and every covenant, condition and provision contained in this Note.

(b)	The Company shall not issue any debt instrument without the prior written consent of Holder, which consent shall not be unreasonably withheld. The foregoing shall not apply to obligations incurred in the ordinary course of business operations, or the presently outstanding premium finance obligation incurred in connection with the purchase of directors and officers insurance.

(c)	The Company shall keep the Collateral free and clear of liens, encumbrances, security interests, and other claims of third parties that would have priority over the security interest granted in this Note and will, at the Company’s expense, defend the Collateral against the claims and demands of all third parties. The Company shall promptly pay and discharge any indebtedness owing to any third party who, by reason of said indebtedness, could obtain or become entitled to a lien or encumbrance on the Collateral that would have priority over the security interest granted in this Note, other than such indebtedness contested in good faith and with respect to which adequate reserves have been established.

11.     Bank Accounts; Collection of Accounts and Payments. Upon request by Holder, the Company shall enter into a bank agency and control agreement (“Bank Agency Agreement”), in a form specified by Holder, with each financial institution with which the Company maintains from time to time any Depository Accounts. Pursuant to the Bank Agency Agreements and pursuant hereto, the Company grants and shall grant to Holder, for the benefit of Holder, a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as Holder’s agent in connection therewith. Following a request by Holder as provided in the first sentence of this Section 11, the Company shall not establish any Depository Account with any financial institution unless prior thereto or concurrently therewith Holder and the Company shall have entered into a Bank Agency Agreement with such financial institution.

12.     Agent Appointed Attorney-in-Fact. The Company hereby irrevocably appoints as the Company’s attorney-in-fact (which appointment shall be irrevocable until the Secured Obligations have been indefeasibly paid in full and all commitments under this Note have terminated), with full authority in the time and stead of the Company and in the name of the Company, Holder, from time to time in Holder’s discretion to take any action and to execute any instrument that Holder may deem necessary or advisable to accomplish the purposes of this Note, including, without limitation:

(a)	to file any claims or take any action or institute any proceedings that Holder may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Holder with respect to any of the Collateral;

(b)	to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Holder in its sole discretion, and such payments made by Holder to become obligations of the Company to Holder, due and payable immediately without demand; and

(c)	generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Holder were the absolute owner thereof for all purposes, and to do, at Holder’s option and the Company’s expense, at any time or from time to time, all acts and things that Holder deems necessary to protect, preserve or realize upon the Collateral;

provided, however, that Holder shall not exercise its powers under this Section 12 unless an Event of Default, as defined herein, has occurred and is continuing.

        The Company hereby ratifies and approves all acts of Holder lawfully made or taken pursuant to this Section 12. Neither Holder nor any person designated by Holder shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as this Note shall remain in force.

13.     Events of Default. Any of the following shall be deemed an event of default under this Note (an “Event of Default”):

(a)	Any payment of Total Indebtedness due hereunder shall not be paid within 15 days of the due date;

(b)	Any representation or warranty of the Company under this Note shall prove to have been false in any material respect when made;

(c)	A breach by the Company in the observance or performance of any of the covenants set forth herein which continued for a period of 15 days following notice of default from the Holder; or

(d)	Dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditor by, or the commencement of any proceedings under bankruptcy or insolvency law by or against the Company.

14.     Remedies.

(a)	If any Event of Default shall have occurred and be continuing, Holder may declare the entire unpaid principal amounts owed pursuant to this Note, the accrued interest on the principal amount pursuant to this Note, and all other amounts payable hereunder or under any other obligation the Company may owe to Holder to be forthwith due and payable.

(b)	If any Event of Default shall have occurred and be continuing, Holder may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may withdraw all cash in the Depository Accounts and apply such monies in payment of the Secured Obligations.

15.     Successors and Assigns. The rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Holder shall not transfer this Note or the right to receive Common Stock issuable upon conversion of this Note without the prior written consent of the Company. The Company may assign this Note pursuant to a merger, corporate reorganization, reincorporation, or sale of substantially all of its assets or stock.

16.     Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

17.     Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties set forth hereunder. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

If to Holder: Geoffrey Woolley 398 Columbus Avenue Suite 320 Boston MA 02116
If to the Company: MACC Private Equities Inc. 101 Second Street, S.E. Cedar Rapids, Iowa 52401	With a copy to: David E. Gardels, Esq. Blackwell Sanders Peper Martin LLP 1620 Dodge Street, Suite 2100 Omaha, Nebraska 68102

18.     Payment. Payment shall be made in lawful tender of the United States either in immediately available funds or by draft.

19.     Jurisdiction. The parties hereto agree that any legal action involving the Note in any way will be instituted in the State of Utah, and the parties hereto make or consent to jurisdiction unto the jurisdiction of the Courts of the State of Utah for the purposes of such legal action. This Note shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state’s conflicts of laws provisions.

[Signature page to follow.]

        INWITNESS WHEREOF, the parties signing this Note have caused this Note to be executed and delivered as of Restatement Date.

MACC PRIVATE EQUITIES INC. (the "Company") By: /s/ David R. Schroder Name: David R. Schroder Title: President	GEOFFREY T. WOOLLEY ("Woolley") By: /s/ Geoffrey T. Woolley Geoffrey T. Woolley
By: /s/ Robert A. Comey Name: Robert A. Comey Title: Chief Financial Officer